UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2006

NATIONWIDE HEALTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-9028	95-3997619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Newport Center Drive, Suite 1150, Newport Beach, California 92660-6429

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 718-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 11, 2006, Nationwide Health Properties, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. and Banc of America Securities LLC as representatives of the several underwriters set forth on Schedule A thereto (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to issue and sell to the Underwriters an aggregate of $350,000,000 principal amount of its 6.50% Notes due 2011 (the “Securities”). The Company intends to use the net proceeds from the issuance and sale of the Securities to repay a portion of the amount outstanding under the Company’s credit facilities.

The Securities were issued under an Indenture, dated July 14, 2006, between the Company and J.P. Morgan Trust Company, National Association (the “Indenture”) as supplemented by the Officers’ Certificate of the Company, dated July 14, 2006 (the “Officers’ Certificate”) establishing the form and terms of the Securities pursuant to Sections 201 and 301 of the Indenture. The Securities are registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333-127366). The foregoing descriptions of the Underwriting Agreement, Indenture and Officers’ Certificate are qualified in their entirety by the Underwriting Agreement, Indenture and Officers’ Certificate, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1 and 4.2, respectively. In addition, the Company executed a global 6.50% Note due 2011 in an aggregate principal amount of $350,000,000, dated July 14, 2006, the form of which is attached to this Current Report on Form 8-K as Exhibit 4.3.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 11, 2006, between the Company and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as representative of the several underwriters set forth on Schedule A thereto.

4.1	Indenture, dated July 14, 2006, between the Company and J.P. Morgan Trust Company, National Association.

4.2	Officers’ Certificate, dated July 14, 2006.

4.3	Form of 6.50% Note due 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE HEALTH PROPERTIES, INC.

Date: July 14, 2006	By:	/s/ Abdo H. Khoury
		Name:	Abdo H. Khoury
		Title:	Senior Vice President and Chief Financial and Portfolio Officer